Exhibit 10.1

Execution Copy

TERMINATION OF THE
BUSINESS COMBINATION AGREEMENT

THIS TERMINATION OF THE BUSINESS COMBINATION AGREEMENT (this “Termination Agreement”) is entered into as of March 6, 2023 (the “Termination Date”), by and between Biolog-ID S.A., a French société anonyme (“Biolog”) and Genesis Growth Tech Acquisition Corp., a Cayman Islands exempted company (“SPAC” and together with Biolog, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the BCA (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of August 26, 2022 (the “BCA”); and

WHEREAS, the Parties desire to terminate the BCA in accordance with Section 7.1(a) thereof as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

TERMINATION

1.	Termination of BCA. In accordance with Section 7.1(a) of the BCA, SPAC and Biolog hereby agree by mutual consent to terminate the BCA effective as of the date hereof. Pursuant to and in accordance with Section 7.2 of the BCA, the BCA has become void and no Party shall have no further obligations thereunder (except as expressly set forth in Section 7.2).

2.	Waiver; Release.

a.	Notwithstanding anything to the contrary in the BCA, the SPAC hereby irrevocably and unconditionally waives all claims or causes of action against Biolog and its Company Non-Party Affiliates and releases Biolog and its respective Company Non-Party Affiliates from any and all obligations, liabilities, losses or issues of whatsoever kind of nature, in each case, whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise, whether accrued or unaccrued, whether known or unknown, whether asserted or unasserted, whether suspected or unsuspected, whether disclosed or undisclosed, that have been or could have been, could now be, or could in the future be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the BCA or any other Transaction Support Agreements, or the negotiation, execution, or performance or non-performance of the BCA or any other Transaction Support Agreements (including any representation or warranty made in, in connection with, or as an inducement to, the BCA or any other Transaction Support Agreements); provided, however, that this Section 2(a) shall not impact, limit, restrict, or waive any terms, provisions, rights or obligations (i) that expressly survive the termination of the BCA pursuant to the first sentence of Section 7.2 or (ii) set forth in this Termination Agreement.

b.	Notwithstanding anything to the contrary in the BCA, Biolog hereby irrevocably and unconditionally waives all claims or causes of action against the SPAC and its SPAC Non-Party Affiliates and releases the SPAC and its SPAC Non-Party Affiliates from any and all obligations, liabilities, losses or issues of whatsoever kind of nature, in each case, whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise, whether accrued or unaccrued, whether known or unknown, whether asserted or unasserted, whether suspected or unsuspected, whether disclosed or undisclosed, that have been or could have been, could now be, or could in the future be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the BCA or any other Transaction Support Agreements, or the negotiation, execution, or performance or non-performance of the BCA or any other Transaction Support Agreement (including any representation or warranty made in, in connection with, or as an inducement to, the BCA or any other Transaction Support Agreement); provided, however, that this Section 2(a) shall not impact, limit, restrict, or waive any terms, provisions, rights or obligations (i) that expressly survive the termination of the BCA pursuant to the first sentence of Section 7.2 or (ii) set forth in this Termination Agreement.

3.	Public Announcements. Before making any press release, public announcement or communication with respect to this Termination Agreement, the Party (or its Representative) making such press release or public announcement, unless and to the extent prohibited by applicable Law, shall reasonably consult with the other Party and provide it with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith

4.	Filing and Consent Fees. The Parties acknowledge and agree that notwithstanding the termination of the BCA, the Company shall be solely liable for all unpaid Filing and Consent Fees that constitute printer (i.e., EdgarAgents) fees and costs in connection with the Registration Statement / Proxy Statement and shall pay all such unpaid Filing and Consent Fees that constitute printer (i.e., EdgarAgents) fees and costs in connection with the Registration Statement / Proxy Statement within five (5) Business Days within the date hereof.

5.	Governing Law; Waiver of Jury Trial; Jurisdiction; Trust Account Waiver. Section 8.5, Section 8.15, Section 8.16 and Section 8.18 of the BCA are hereby incorporated by reference into this Termination Agreement, mutatis mutandis.

6.	Headings The descriptive headings contained in this Termination Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Termination Agreement.

7.	Miscellaneous. Section 8.10 and Section 8.11 of the BCA are hereby incorporated by reference into this Termination Agreement, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, SPAC and Biolog have caused this Termination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GENESIS GROWTH TECH ACQUISITION CORP.

By	/s/ Eyal Perez
Name:	Eyal Perez
Title:	Chairman & CEO

BIOLOG-ID S.A.

By	/s/ Bruno Chappert
Name:	Bruno Chappert
Title:	Chief Executive Officer

[Signature Page to Termination Agreement]